UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2019

SENSEONICS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway
Germantown, MD 20876-7005

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SENS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                                         Entry into a Material Definitive Agreement.

Notes Offering

On July 25, 2019, Senseonics Holdings, Inc. (the “Company”) issued $82.0 million aggregate principal amount of its 5.25% Convertible Senior Notes due 2025 (the “2025 Notes”) to Jefferies LLC as the initial purchaser (the “Initial Purchaser”), who subsequently resold the 2025 Notes to qualified institutional buyers (the “Notes Offering”) in reliance on the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Company used $37.9 million of the net proceeds from the Notes Offering to repurchase $37.0 million aggregate principal amount of Company’s outstanding 5.25% convertible senior subordinated notes due 2023 (the “2023 Notes”), at a purchase price equal to the principal amount thereof, plus accrued and unpaid interest thereon.

The 2025 Notes were issued pursuant to an Indenture, dated as of July 25, 2019 (the “Indenture”), among the Company, Senseonics, Incorporated, as guarantor (the “Subsidiary”), and U.S. Bank National Association, as trustee. Interest on the 2025 Notes will be payable semi-annually in cash in arrears on January 15 and July 15 of each year, beginning on January 15, 2020, at a rate of 5.25% per year. The 2025 Notes will mature on January 15, 2025 unless earlier converted, redeemed or repurchased in accordance with their terms.

The 2025 Notes are convertible, at the option of the holders, into shares of the Company’s common stock, at an initial conversion rate of 757.5758 shares per $1,000 principal amount of the 2025 Notes (equivalent to an initial conversion price of approximately $1.32 per share).

The Company may redeem for cash all or part of the 2025 Notes, at its option, if (1) the last reported sale price of the Company’s common stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption and (2) a registration statement covering the resale of the shares of the Company’s common stock issuable upon conversion of the 2025 Notes is effective and available for use and is expected to remain effective and available for use during the redemption period as of the date of the redemption notice date. The redemption price will be equal to 100% of the principal amount of the 2025 Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase for cash all or any portion of their 2025 Notes at a fundamental change repurchase price equal to 100% of the principal amount of the 2025 Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, following a notice of redemption or certain corporate events that occur prior to the maturity date, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its 2025 Notes in connection with such notice of redemption or corporate event. In certain circumstances, the Company will be required to pay cash in lieu of delivering make whole shares unless the Company obtains stockholder approval to issue shares.

The Indenture includes customary terms and covenants, including certain events of default after which the 2025 Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the 2025 Notes:

(1)              default in any payment of interest on any 2025 Note when due and payable and the default continues for a period of 30 days;

(2)              default in the payment of principal of any 2025 Note when due and payable at its stated maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)              the Company’s failure to comply with its obligation to convert the 2025 Notes in accordance with the Indenture upon exercise of a holder’s conversion right;

(4)              the Company’s failure to give a fundamental change notice or notice of a make-whole fundamental change, in each case, when due and such failure continues for three business days after the due date for such notice;

(5)              the Company’s failure to comply with its obligations in connection with a consolidation, merger or sale of assets;

(6)              the Company’s failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the 2025 Notes then outstanding has been received to comply with any of its other agreements contained in the 2025 Notes or Indenture;

(7)              default by the Company or any of its significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $10,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or of any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of the 2025 Notes then outstanding in accordance with the Indenture;

(8)              certain events of bankruptcy, insolvency, or reorganization of the Company or any of the Company’s significant subsidiaries;

(9)              a final judgment or judgments for the payment of $10,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of the Company’s significant subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(10)       except as permitted by the Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any subsidiary guarantor, or any person acting on its behalf, shall deny or disaffirm its obligation under the subsidiary guarantee.

Subject to certain exceptions, the Company has agreed not to sell or transfer any common stock of the Company for 90 days without first obtaining the written consent of the Initial Purchaser. The Company’s directors and executive officers and certain stockholders have also agreed not to sell or transfer any common stock of the Company for 90 days, subject to certain exceptions, without first obtaining the written consent of the Initial Purchaser.

Registration Rights Agreement

On July 25, 2019, in connection with the issuance of the 2025 Notes, the Company and the Subsidiary entered into a registration rights agreement with the Initial Purchaser (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file no later than September 8, 2019, and seek to have declared effective no later than 90 days thereafter, a registration statement with respect to the 2025 Notes, the Subsidiary guarantees and the shares of common stock issuable upon conversion of the 2025 Notes. The Registration Rights Agreement contains customary other terms, conditions and other provisions.

The Company will pay additional interest on any interest payment date to the holders of 2025 Notes and the shares of common stock issued upon conversion of the 2025 Notes if the resale documents are not timely filed or made effective or if the resale documents are unavailable for periods in excess of those permitted. Such additional interest will accrue until the date prior to the day the default is cured at a rate per year equal to:

•                  on the 2025 Notes that are registrable securities (i) at an annual rate of 0.25% of the aggregate principal amount of such 2025 Notes outstanding for the first 90 days and (ii) thereafter at an annual rate of 0.50% of the aggregate principal amount of such 2025 Notes outstanding; and

•                  on the shares of common stock that have been issued upon conversion of the 2025 Notes and that are registrable securities (i) at an annual rate of 0.25% of the corresponding principal amount of 2025 Notes that were so converted and (ii) thereafter at an annual rate equal to 0.50% of the corresponding principal amount of 2025 Notes that were so converted.

Additional interest pursuant to the foregoing provisions will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the 2025 Notes and will be in addition to any additional interest that may accrue at the Company’s election as the sole remedy relating to the failure to comply with its reporting obligations.

Second Supplemental Indenture

As previously reported in the Company’s Current Report on Form 8-K of Senseonics Holdings, Inc. filed with the Securities and Exchange Commission (the “SEC”) on July 16, 2019, the Company launched a consent solicitation to holders of the 2023 Notes seeking consent to amend the indenture, dated January 30, 2018, as amended by the First Supplemental Indenture dated as of January 30, 2018, among the Company and U.S. Bank National Association, as trustee, that governs the 2023 Notes (the “2023 Notes Indenture”) to remove a restrictive covenant that limited the Company’s ability to incur additional indebtedness.  On July 25, 2019, the Company received the requisite consents from holders of the 2023 Notes to amend the 2023 Notes Indenture and entered into a Second Supplemental Indenture to reflect the foregoing amendment.

The Indenture, form of Note, Second Supplemental Indenture and Registration Rights Agreement are filed herewith as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 10.1, respectively, and are incorporated by reference herein. The foregoing description of the terms of the 2025 Notes, the Indenture, the Registration Rights Agreement and the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 1.02                                       Termination of a Material Definitive Agreement.

See Item 2.03 below, which is incorporated by reference herein.

Item 2.03                                       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated by reference herein.

As previously reported in the Company’s Current Report on Form 8-K of Senseonics Holdings, Inc. filed with the SEC on July 16, 2019, the Company and the Subsidiary entered into an Loan and Security Agreement (the “Solar Loan Agreement”) with Solar Capital, Ltd. a Maryland corporation (“Solar”), as collateral agent, and the lenders from time to time party thereto (collectively, the “Lenders”).

Following the Company’s closing of the Notes Offering, the Company borrowed an aggregate principal amount of $45.0 million under the Solar Loan Agreement (the “Term Loan”). The Company used $11.6 million of the Term Loan to repay in full outstanding borrowings under and terminate the Company’s existing Amended and Restated Loan and Security Agreement.

In addition, in connection with the borrowing of the Term Loan, the Company issued the Lenders warrants to purchase an aggregate of 1,125,000 shares of its common stock with an exercise price of $1.20 per share (the “Warrants”).  The Warrants are exercisable until July 25, 2029. The Lenders also have the right to net exercise the Warrants for shares of the Company’s common stock.

The foregoing description in this Current Report on Form 8-K of the Solar Loan Agreement and the Warrants does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety to the form of warrant previously filed with the Company’s Current Report on Form 8-K, filed with the SEC on July 16, 2019.

Item 3.02                                       Unregistered Sales of Equity Securities.

See Item 1.01 and Item 2.03 above, which are incorporated by reference herein.

The Company relied on the exemption from registration under Regulation D promulgated under the Securities Act and Section 4(a)(2) of the Securities Act, for the issuance of the Warrants and the shares of common stock issuable pursuant to such Warrants (the “Warrant Shares”). Each holder of the Warrants represented that it is an “accredited investor” as defined in Regulation D of the Securities Act. The Warrants and the Warrant Shares have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without either being first registered or otherwise exempt from registration in any further resale or disposition.

Item 3.03                                           Material Modification to Rights of Security Holders.

See Item 1.01 above, which is incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of July 25, 2019, by and between the Company, the Subsidiary and U.S. Bank National Association, as Trustee.
4.2	Form of Note representing the Company’s 5.25% Convertible Senior Notes due 2025 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
4.3	Second Supplement Indenture, dated as of July 25, 2019, by and between the Company and U.S. Bank National Association, as Trustee, to the Indenture dated January 30, 2018.
10.1	Registration Rights Agreement, dated as of July 25, 2019, by and among the Company, the Subsidiary and Jefferies LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2019	Senseonics Holdings, Inc.

	By:	/s/ Jon Isaacson
Jon Isaacson
Chief Financial Officer